July 16, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Prudential Municipal Bond Fund
		File Nos. 811-4930 and 33-10649.


Ladies and Gentlemen:

On behalf of Prudential Municipal Bond Fund enclosed for filing under the Investment Company Act of l940 is one copy of the Rule 24f-2 Notice.
This document has been filed using the EDGAR system.

If you have any questions relating to the foregoing, please call the undersigned at (973) 367-7521.

Please acknowledge receipt via EDGAR.

Very truly yours,


/s/ Deborah A. Docs
DAD:lr						Deborah A. Docs
Enclosures					Assistant Secretary



cc:	Gregory N. Bressler
(Shereff, Friedman, Hoffman & Goodman, LLP)





mbf-798.ltr
 \Deborah A. Docs